EXHIBIT 23.11

                          INDEPENDENT AUDITOR'S CONSENT



         As independent auditors, we hereby consent to the use of our report dated October 25, 1995, with respect to Mobile Lithotripter of Indiana Partners in this Registration Statement on Form S-1 filed by PhyMatrix Corp. We also consent to the reference to us under the heading "Independent Accountants" in the Prospectus, which is part of such Registration Statement.



                                            /s/ Katz, Sapper & Miller, LLP

                                            KATZ, SAPPER & MILLER, LLP




Indianapolis, Indiana
July 12, 1996